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                                                               Exhibit 99.14(b)3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus for the Galaxy II Municipal Bond Fund (one of the portfolios constituting the Galaxy Fund II) and "Financial Statements" and "Auditors" in the Galaxy Fund II Statement of Additional Information and to the incorporation by reference of our report dated May 3, 2002 with respect to those financial statements and financial highlights included in the Galaxy Fund II Annual Report dated March 31, 2002, which Prospectus, Statement of Additional Information, and our report are incorporated by reference in the Combined Prospectus and Proxy Statement included in this Registration Statement on Form N-14 of the Liberty Funds Trust V. We further consent to the references to us under the headings "Other Service Providers for the Liberty Fund and the Galaxy II Fund", "Appendix A - (paragraph 4.1(f)) Agreement and Plan of Reorganization" (paragraph 4.1(f)), and in "Appendix F - Financial Highlights of the Galaxy Intermediate Tax-Exempt Bond Fund, in such Combined Prospectus and Proxy Statements.




                                /s/ ERNST & YOUNG LLP

Boston, Massachusetts
July 3, 2002